SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND


Sub-Item 77q1

Registrant incorporates by reference Registrant's Supplement dated January 12, 2006 to the Prospectus and Statement of Additional
Inromation filed on JANUARY 12, 2006.
(Accession No. 0001193125-06-005330)